UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 4, 2002

Sears Credit Account Master Trust II
(Exact name of registrant as specified in its charter)

Illinois (State of Organization)	0-244774 (Commission File Number)	Not Applicable (IRS employer Identification No.)

c/o SRFG, Inc. 3711 Kennett Pike Greenville, Delaware (Address of principal executive offices)		19807 (Zip Code)

Registrant's Telephone Number, including area code: (302) 434-3176

Former name or former address, if changed since last report: Not applicable

The Exhibit Index appears on Page 4

Item 5.

On September 4, 2002 the registrant made available to prospective investors a series term sheet setting forth a description of the collateral pool and the proposed structure of $750,000,000 aggregate principal amount of Series 2002-4 Floating Rate Class A and $61,000,000 aggregate principal amount of Series 2002-4 Floating Rate Class B Master Trust Certificates of Sears Credit Account Master Trust II. The Series Term Sheet is attached hereto as Exhibit 99.

Item 7.	Exhibits

Exhibit 99. Series Term Sheet dated September 4, 2002 of Sears Credit Account Master Trust II, Series 2002-4.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Sears Credit Account Master Trust II (Registrant)
	By:	SRFG, Inc. (Originator of the Trust)
	By:	/s/ George F. Slook George F. Slook, President and Chief Executive Officer
Date: September 6, 2002

EXHIBIT INDEX

Exhibit 99.	Series Term Sheet dated September 4, 2002 of Sears Credit Account Master Trust II, Series 2002-4.